                                                 Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              ____________________

                              HARISTON CORPORATION
             (Exact name of registrant as specified in its charter)

              Canada                                     33-0645339
      (State of incorporation)                        (I.R.S. Employer
                                                     Identification No.)


         1500 West Georgia Street, Suite 1555
             Vancouver, British Columbia                            V6G 2Z6
       (Address of Principal Executive Offices)                    (Zip Code)

                              ____________________


                 1998 HARISTON CORPORATION STOCK OPTION PLAN
                           (Full title of the plan)

                             ____________________

                               L. James Porter
                           Chief Financial Officer
                             Hariston Corporation
                     1500 West Georgia Street, Suite 1555
                     Vancouver, British Columbia  V6G 2Z6
                   (Name and address of agent for service)
                            _____________________

                                (604) 685-8514
        (Telephone number, including area code, of agent for service)
                             ____________________

                                  Copies to:

                              John E. Lowe, Esq.
                               Altheimer & Gray
                            10 South Wacker Drive
                                  Suite 4000
                           Chicago, Illinois 60606
                                (312) 715-4000
                             ____________________

                           CALCULATION OF REGISTRATION FEE

===============================================================================
 Title of securities                   Amount to be          Proposed maximum
 to be registered                      registered            offering price
                                                             per share (1)
--------------------------------------------------------------------------------
 Common Stock, without par value       600,000               $0.25
                                       Shares
================================================================================


                        CALCULATION OF REGISTRATION FEE

================================================================================
 Proposed maximum                                      Amount of
 aggregate                                             registration
 offering price (1)                                    fee (1)
--------------------------------------------------------------------------------
 $150,000                                              $44.25
================================================================================

(1)  Based upon the exercise price of the options pursuant to Rule 457(h).

                   HARISTON CORPORATION 1998 STOCK OPTION PLAN

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM III.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The information listed below, which has been filed by Hariston Corporation (the "Registrant") with the Securities and Exchange Commission ("Commission"), is specifically incorporated herein by reference:

         (1)     The Registrant's Annual Report on Form 10-K filed pursuant to
                 Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") which contains financial statements of the Registrant for its fiscal year ended December 31, 1997;

         (2) The Registrant's Quarterly Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Exchange Act which contains financial statements of the Registrant for its fiscal quarter ended March 31, 1998;

         (3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

         (4) The description of common stock which is contained in the Registrant's Registration Statement on Form 20-FR File No. 0-13966) under the Exchange Act, filed with the Commission on November 1, 1985, including any amendment or report filed for purposes of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.





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
ITEM 4.  DESCRIPTION OF SECURITIES

         The Registrant's common stock is registered under Section 12 of the Exchange Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Bylaws of the Registrant provide that, subject to Section 124 of the Canada Business Corporations Act ("CBCA"), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses reasonably incurred by him in respect of certain actions or proceedings to which he is made a party by reason of his office, if he met certain specified standards of conduct.

         The inclusion of the above provision in the Bylaws of the Registrant may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its shareholders.

         The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 8.  EXHIBITS

         EXHIBIT
         NUMBER                        DESCRIPTION

            4.                    Not applicable.

            5.                    Opinion of Counsel.

            15.                   Not applicable.

            23.                   Consents of Experts and Counsel.

                                  (a)      Consent of Arthur Andersen & Co.
                                  (b)      The consent of Lawson, Lundell,
                                           Lawson & McIntosh is included in
                                           that firm's opinion filed as Exhibit
                                           5 hereto.

            24.                   Not applicable.

            99.                   Not applicable.





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
ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement), a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement.

            (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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
         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF VANCOUVER, PROVINCE OF BRITISH COLUMBIA, ON THE 9TH DAY OF JULY, 1998.

                                        HARISTON CORPORATION


                                        By: /s/ L. James Porter
                                           -------------------------------
                                                L. James Porter
                                                Chief Financial Officer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 9, 1998.



     SIGNATURE                                         TITLE
     ---------                                         -----
/s/James P. Angus                                 Chief Executive Officer
----------------------                            (Principal Executive Officer)
James P. Angus                                    and Director



/s/ L. James Porter                               Chief Financial Officer, Corporate
----------------------                            Secretary (Principal Financial and
L. James Porter                                   Accounting Officer) and Director


/s/ Neil S. MacKenzie                             Director
----------------------
Neil S. MacKenzie

                               INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                       DESCRIPTION
         ------                       -----------
            4.            Not applicable.

            5.            Opinion of Counsel.

            15.           Not applicable.

            23.           Consents of Experts and Counsel.

                          (a)     Consent of Arthur Andersen & Co.
                          (b)     The consent of Lawson, Lundell, Lawson & McIntosh
                                  is included in that firm's opinion filed as
                                  Exhibit 5 hereto.

            24.           Not applicable.

            99.           Not applicable.





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